Exhibit 10.16

PROTEONOMIX/PROTEODERM/SMEENA KHAN, M.D.

MULTI-CENTER COSMECEUTICAL STUDY AGREEMENT

THIS AGREEMENT is made and entered into as of this 15th day of May, 2009, by and among Proteonomix, Inc., a Delaware corporation; Proteoderm, Inc., a New York corporation, both with offices at 187 Mill Lane, Mountainside, NJ 07092 ("PROT" and "PD," respectively)(together, the "Company"); and Smeena Khan, M.D., with offices at 21165 Whitfield Place, Suite 106, Sterling, VA 20165 ("Dr. Khan'), (together, the "Parties").

WHEREAS, PROT is a biomedical company engaged in the fields of stem cell usage and regenerative medicine; and

WHEREAS, PROT''s subsidiary, PD, has developed a line of cosmeceutical skin care products containing its patent-pending molecule Matrix NC-138"Product"); and

WHEREAS, PD wishes to conduct a clinical study on the use of the Product and its effect on aging and aged skin, and particularly with regard to wrinkles (the "Study"); and

WHEREAS, Dr. Khan is a dermatologist in private practice with a specialty in anti-aging medicine; and

WHEREAS, Dr. Khan has offered to serve as Lead Investigator for the Study; and

WHEREAS, Dr. Khan has submitted to the Company a prbposal for the design and implementation of the Study (the "Proposal"); and

WHEREAS, the Parties wish to set forth and clarify the terms of their respective involvement in the Study;

NOW, THEREFORE, in consideration of the mutual premises and other consideration herein set forth, the Parties agree as follows:

1.

Nature and Purpose of the Study. The Study shall be conducted in order to document the clinical benefits of the Product on aging • and aged skin, particularly with regard to wrinkles.

2.

Parameters of the Study. The "Proposal for Design and Implementation of Multi-Center Proteoderm Study" dated May 15th, 2009 is attached hereto as Exhibit A (the 'Proposal") and is incorporated into this Agreement as if set forth in its entirety below.

3.

Role and Responsibilities In her role as Clinical Investigator for the Study, Dr. Khan shall fulfill the duties set forth in the Proposal. The Company will provide agreements to be signed by each physician participating in the Study (the "Investigators"). The Company will provide a sufficient number of cosmeceutical kits as set forth in the Proposal, and will provide technical support as requested from Dr. Khan from time to time. The Company will also retain the services of a statistician to compile the data from the Study and prepare a written report, unless, as set forth in the Proposal, Dr. Khan should choose to be responsible to compile the data and prepare a report

 4.

Compensation. For her participation in the Study through the date of completion, together with any post-Study matters set forth in the Proposal, Dr. Khan shall be entitled to compensation as follows:

Dr. Khan shall receive five thousand ($5,000) dollars payable on execution of this Agreement, together with ten (10,000) thousand common stock purchase options (the "Options") and, upon the conclusion of the Study, an additional five thousand ($5,000) dollars and ten (10,000) thousand Options. The Options shall be exercisable to purchase shares of the common stock of PROT for a period of five years from the date of issuance at $2.50 per share.

Upon the exercise of any Options granted hereunder, Dr. Khan shall receive certificates bearing a legend restricting public sale of the restricted shares of the common stock of PROT.

5.

Additional Compensation/Benefits. Dr. Khan shall also receive the following compensation and/or benefits upon the conclusion of the Study:

a)

Her name shall be included as one of the authors of any and all articles quoting data from the Study.

b)

She shall receive the Product upon request, and throughout her lifetime, at no charge, for her own personal use.

c)

She shall be allowed to keep copies of all photographs taken of patients during the Study, for her own portfolio, which she may use to show future patients the beneficial effects of the Product following conclusion of the Study.

6.

Confidentiality. PROT and PD and Dr. Khan shall enter into a non-disclosure and confidentiality agreement prior to commencement of the Study.

7.

Time Devoted to Performance. Dr. Khan shall devote sufficient time with regard to her other commitments to perform her duties as set forth in the Proposal.

8.

Representation By Counsel. Each of the Parties represents and warrants that she or it has been adequately represented by counsel in the negotiation and execution hereof or hereby waives the right to such representation.

9.

Applicable Law. This Agreement shall be interpreted in accordance with the internal laws of the State of New York, without regard to its conflicts of interest laws.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

PROTEEONOMIX, INC.

PROTEODERM, INC.

     /s/ Michael Cohen

    /s/ Michael Cohen

By: Michael Cohen, President

By: Michael Cohen,President

/S/ Smeena Khan MD

SMEENA KHAN, M.D.